Exhibit 99.1

www.casipharmaceuticals.com

FOR IMMEDIATE RELEASE:

CASI PHARMACEUTICALS ANNOUNCES SECOND QUARTER AND FIRST HALF 2019 FINANCIAL AND BUSINESS RESULTS

•	Acquired Exclusive Rights to Commercialize Anti-CD19 T-Cell Therapy in China and Worldwide

•	Acquired Exclusive Worldwide Rights to CID-103, a Novel Anti-CD38 Monoclonal Antibody

•	EVOMELA® (Melphalan Hydrochloride for Injection) Expected to Launch in China this Quarter

ROCKVILLE, Md. (August 9, 2019) – CASI Pharmaceuticals, Inc. (Nasdaq: CASI), a U.S. biopharmaceutical company focused on developing and commercializing therapeutics and pharmaceutical products in China, U.S., and throughout the world, today reported financial results for the second quarter and six months ended June 30, 2019 and provided a review of recent accomplishments and anticipated milestones.

Wei-Wu He, Ph.D., CASI’s Chairman and Chief Executive Officer, commented, “Our financial results remained strong through the second quarter of 2019. We look forward to launching the first product from our hematology oncology pipeline, EVOMELA®, this quarter and fully transitioning into a commercial organization. We are enthusiastic about our growth and momentum, and continue to pursue additional strategic assets for our pipeline, both in our hematology/oncology space as well as other high quality treatment solutions for patients.”

Second Quarter and Recent Business Highlights

Acquired exclusive worldwide rights to commercialize anti-CD19 T-cell therapy in China and worldwide – On June 17, 2019, CASI signed a license agreement for exclusive worldwide commercialization rights to an autologous anti-CD19 T-cell therapy product (CNCT19) from Juventas Cell Therapy Ltd. CNCT19 targets CD-19, a B-cell surface protein widely expressed during all phases of B-cell development and is a validated target for B-cell driven hematological malignancies. CD19 antigen is the most frequently used biomarker in CAR-T cell therapy clinical trials for hematological malignancies.

Acquired exclusive worldwide rights to a novel anti-CD38 monoclonal antibody (CID-103) – On April 17, 2019, CASI acquired exclusive global rights to a novel anti-CD38 monoclonal antibody (CID-103). CID-103 is a human monoclonal antibody targeting a specific epitope of the CD38 cell surface antigen. CID-103 is at the IND/IMPD submission stage of development with initiation of the Phase 1 study targeted for early 2020.

CASI Pharmaceuticals, Inc. / 9620 Medical Center Drive / Suite 300 / Rockville, MD 20850

Phone 240.864.2600 / Fax 301.315.2437

EVOMELA® (Melphalan Hydrochloride for Injection) expected to launch in China this quarter – The Company has made significant progress and commercial preparations for the launch of EVOMELA® and expects commercialization this quarter. It will be the only approved melphalan product available in China.

Second Quarter and First Half 2019 Financial Results

Cash Position: As of June 30, 2019, CASI had cash and cash equivalents of $70.3 million compared to $99.7 million as of March 31, 2019. The decrease in cash is primarily due to the Black Belt and Juventas investments made during the three months ended June 30, 2019.

R&D Expenses: Research and development (R&D) expenses for the three and six months ended June 30, 2019, were $3.0 million and $5.6 million, respectively, compared to $1.7 million and $3.4 million for the same periods in 2018. The increase in R&D expenses primarily reflects costs associated with regulatory, consulting and manufacturing related services, as well as an increase in personnel costs due to growth in the number of employees.

G&A Expenses: General and administrative (G&A) expenses for the three and six months ended June 30, 2019, were $7.0 million and $12.7 million, respectively, compared to $4.0 million and $5.3 million for the same periods in 2018. The increase in G&A for both the three and six months ended June 30, 2019 was related to a combination of factors primarily resulting from the Company’s growth in China. These factors include an increase in salary, benefits and recruitment expense and facilities costs due to increases in head count, sales and marketing efforts to prepare for the anticipated launch of the Company’s first commercial product (EVOMELA), professional services fees (including audit and legal services), and an increase in non-cash stock compensation expense largely attributed to stock options issued to the President of CASI China and other new employees.

Net Loss: The Company reported a net loss for the three and six months ended June 30, 2019 of ($15.3) million, or ($0.16) per share, and ($23.4) million, or ($0.25) per share, respectively, compared to ($5.9) million, or ($0.07) per share, and ($9.5) million, or ($0.12) per share for the same periods in 2018. The larger net loss is primarily due to acquired in-process research and development expenses related to the Black Belt license, and the increase in both G&A and R&D expenses primarily due to the Company’s growth in China to support the Company’s first commercial product (EVOMELA).

Further information regarding the Company, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, can be found at www.casipharmaceuticals.com.

About CASI Pharmaceuticals

CASI Pharmaceuticals is a U.S. biopharmaceutical company focused on developing and commercializing innovative therapeutics and pharmaceutical products in China, the U.S., and throughout the world. CASI’s product pipeline features (i) an autologous anti-CD19 T-cell therapy investigative product (CNCT19) being developed for the treatment of B-ALL and NHL; (ii) CID-103, an anti-CD38 monoclonal antibody being developed for the treatment of hematological malignancies; (iii) three U.S. Food and Drug Administration (FDA)-approved hematology oncology drugs in-licensed from Acrotech Biopharma L.L.C. and its affiliates for which CASI has exclusive rights to the greater China market, consisting of EVOMELA® (Melphalan Hydrochloride for Injection), ZEVALIN® (Ibritumomab Tiuxetan) and MARQIBO® (Vincristine Sulfate Liposome Injection); and (iv) a portfolio of FDA-approved and pending abbreviated new drug applications (ANDAs), including entecavir and tenofovir disoproxil fumarate (TDF) indicated for the treatment of hepatitis B virus. CASI has offices in Rockville, Maryland and a wholly owned subsidiary in Beijing, China through which our China operations are conducted. More information on CASI is available at www.casipharmaceuticals.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for expectations for future financial or business performance, strategies, expectations and goals. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and no duty to update forward-looking statements is assumed. Actual results could differ materially from those currently anticipated due to a number of factors, including: the difficulty of executing our business strategy in China; our lack of experience in manufacturing products and uncertainty about our resources and capabilities to do so on a clinical or commercial scale; risks relating to the commercialization, if any, of our products and proposed products (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks); our inability to predict when or if our product candidates will be approved for marketing by the FDA, NMPA, or other regulatory authorities; our inability to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidates or future candidates; the volatility in the market price of our common stock; risks relating to the need for additional capital and the uncertainty of securing additional funding on favorable terms; risks associated with CID-103, CNCT19, and our product candidates; risks associated with CID-103, CNCT19, and our other early-stage products under development; risks that result in preclinical and early clinical models are not necessarily indicative of later clinical results; uncertainties relating to preclinical and clinical trials, including delays to the commencement of such trials; our ability to protect our intellectual property rights; the lack of success in the clinical development of any of our products; and our dependence on third parties. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We caution readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. Additional information about the factors and risks that could affect our business, financial condition and results of operations, are contained in our filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.

EVOMELA®, ZEVALIN® and MARQIBO®are proprietary to Acrotech Biopharma L.L.C. and its affiliates.

COMPANY CONTACT: CASI Pharmaceuticals, Inc. 240.864.2643 ir@casipharmaceuticals.com	INVESTOR CONTACT: Solebury Trout Jennifer Porcelli 646.378.2962 jporcelli@troutgroup.com

(Financial Table Follows)

CASI Pharmaceuticals, Inc.

SUMMARY OF OPERATING RESULTS

Three Months Ended June 30,

	2019	2018
Total Revenues	$-	$-

Research & Development	$2,979,228	$1,729,470

General & Administrative	$6,982,227	$4,042,347

Acquired in-process research and development	$5,848,886	-

Net loss	$(15,251,270)	$(5,859,783)

Net loss per share attributable to common shareholders (basic and diluted)	$(0.16)	$(0.07)

Weight average number of shares outstanding (basic and diluted)	95,717,052	86,029,692

Cash and cash equivalents	$70,251,858	$66,215,678

Six Months Ended

June 30,

	2019	2018

Research & Development	$5,593,885	$3,426,703

General & Administrative	$12,691,914	$5,345,469

Acquired in-process research and development	$5,848,886	$686,998

Net loss	$(23,410,532)	$(9,450,694)

Net loss per share attributable to common shareholders (basic and diluted)	$(0.25)	$(0.12)

Weighted average number of shares outstanding (basic and diluted)	95,683,598	78,663,271

Cash and cash equivalents	$70,251,858	$66,215,678

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